UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 3, 2015
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2015, Darden Restaurants, Inc. (the “Company”) appointed Jeffrey A. Davis as Senior Vice President and Chief Financial Officer of the Company, effective July 16, 2015 (the “Effective Date”). In this role, Mr. Davis will assume responsibility for the financial functions of the Company, including finance and accounting, corporate reporting, corporate tax, treasury and investor relations, as well as internal audit, supply chain, and real estate and development. Mr. Davis will report to the Company’s CEO, Eugene I. Lee, Jr. Mr. Davis will succeed C. Bradford Richmond, who had most recently served as the Company’s Senior Vice President and Chief Financial Officer since December 2006 and has provided 32 years of service at the Company. As previously disclosed, from the Effective Date until his retirement from the Company on July 28, 2015, Mr. Richmond’s title will be Senior Vice President, Finance Transition, and Mr. Richmond will assist in the leadership onboarding and transition of Mr. Davis.

Most recently, Mr. Davis has served as Executive Vice President and Chief Financial Officer for the Walmart U.S. segment of Wal-Mart Stores, Inc. (“Walmart”), a multinational retail corporation. Mr. Davis joined Walmart in 2006 as Vice President of Finance for the Walmart U.S. specialty division. He held additional roles of increasing importance, including Executive Vice President and Treasurer for Walmart globally, prior to assuming the top financial post in Walmart’s largest business segment, a position he held until May 2015. Prior to joining Walmart, Mr. Davis was CFO for Lakeland Tours, LLC, CFO for McKesson General Medical, and he held financial leadership positions at the Hillman Co, a private investment holding company. Mr. Davis also spent four years at KPMG Peat Marwick, where he provided audit services. Mr. Davis is 52 years old.

In connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. Davis and the Company have agreed that Mr. Davis’ annual base salary will be $560,000 and Mr. Davis will be eligible to participate in the Company’s annual cash incentive and equity compensation programs. Mr. Davis’ target annual cash bonus will be 80% of his annual base salary. Mr. Davis’ target annual equity grant will be in the form of a combination of stock options and performance-based restricted stock units and will have an aggregate target value of $1,000,000, with the first such grant occurring on July 29, 2015. On the Effective Date, Mr. Davis will receive a special equity grant of restricted stock units with an aggregate value of $1,000,000 as well as a sign on bonus of $100,000. Mr. Davis will also receive certain perquisites, including a company car allowance.

Further information about Mr. Davis and his appointment is included in the Company’s news release issued on July 8, 2015, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	News release dated July 8, 2015, entitled “Darden Names Jeffrey Davis Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Eugene I. Lee, Jr.
Eugene I. Lee, Jr.
Date: July 8, 2015		President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	News release dated July 8, 2015, entitled “Darden Names Jeffrey Davis Chief Financial Officer.”